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                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Diebold, Incorporated, an Ohio corporation (the "Registrant"), hereby constitutes and appoints Warren W. Dettinger, Charee Francis-Vogelsang and Gregory T. Geswein as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Company to be offered in connection with the Company's 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 7,
2001), and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of May, 2001.

/s/Walden W. O'Dell
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Walden W. O'Dell                                  L. Lindsey Halstead
Chairman of the Board, President and Chief        Director
Executive Officer and Director (Principal
Executive Officer)

/s/ Gregory T. Geswein                            /s/ Phillip B. Lassiter
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Gregory T. Geswein                                Phillip B. Lassiter
Senior Vice President and Chief Financial         Director
Officer (Principal Financial Officer)

/s/ Louis V. Bockius III                          /s/ John N. Lauer
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Louis V. Bockius III                              John N. Lauer
Director                                          Director

/s/ Richard L. Crandall                           /s/ William F. Massy
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Richard L. Crandall                               William F. Massy
Director                                          Director

/s/ Gale S. Fitzgerald                            /s/ W. R. Timken, Jr.
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Gale S. Fitzgerald                                W. R. Timken, Jr.
Director                                          Director

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Donald R. Gant
Director

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